EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT
                              AMENDED AND RESTATED


         AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of December 23, 2000 by and between VFINANCE.COM, INC., a Delaware corporation (the "Company"), and Paul T. Mannion, Jr. ("Employee").

         WHEREAS, Employee wishes to be employed by the Company with the duties and responsibilities as hereinafter described, and the Company desires to assure itself of the availability of Employee's services in such capacity.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Employee hereby agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ Employee, and Employee hereby agrees to serve the Company, upon the terms and conditions hereinafter set forth.

         2. TERM. The employment of Employee by the Company pursuant to this Agreement shall commence upon execution of this Agreement and shall expire on December 23, 2004, unless sooner terminated as hereinafter provided (the "Term").

         3. DUTIES. Employee shall be employed in the Company's Investment Banking division of Union Atlantic Capital, L.C. and will be part of the "Atlanta" division, as may be renamed from time to time by the Company (the "Atlanta Division" or the "Division"), and will serve as the Managing Director in charge of the Atlanta Division. The employee shall be responsible for those areas in the conduct of the business reasonably assigned to him by the Company's Chief Executive Officer or President. Employee shall devote substantially all his business time and efforts to the business of the Company. 4. COMPENSATION AND OTHER PROVISIONS. Employee shall be entitled to the compensation and benefits hereinafter described in subparagraphs (a) through (d) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

                  (a) COMPENSATION. Employee shall be entitled to an annual salary, payable in equal monthly installments, as set forth on Schedule A hereto, which shall be payable from and subject to Available Cash from Net Operating Income of the Division, if any, as determined pursuant to the formulas set forth on Schedule A hereto.

                  (b)      ISSUANCE OF WARRANTS.

                           i) On January 23, 2001, the Company hereby agrees to sell to grant to Employee an Option, attached hereto as Schedule B, to purchase 1,279,722 shares of common stock of the Company (the "Shares") for $0.63 per share. If exercised, the warrants will have an representing an aggregate purchase price of $806,224.86.
                           ii)      The Employee shall have piggyback
                                    registration rights with respect to the
                                    Shares as attached hereto as Exhibit A.

                  (c) PARTICIPATION IN BENEFIT PLANS. During the Term, Employee shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established, including, without limitation, all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of the Company, if any, consistent with those benefits provided to employees of similar position with the Company.

                  (d) OTHER PROVISIONS. Employee shall be reimbursed for all reasonable and necessary expenses incurred by him in the performance of his duties, subject to approval by the Company and submission of supporting documentation reasonably satisfactory to the Company.


         5. TERMINATION. Employee's employment hereunder shall terminate as a result of any of the following events:

                  (a)      Employee's death;

                  (b) Employee shall be unable to perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least three months or an aggregate of five months during any continuous nine-month period ("Disability");

                  (c)      termination by Employee;

                  (d) for Cause, where "Cause" shall mean: (i) any defalcation or misappropriation by Employee of funds or property of the Company or any of its affiliates or the commission by Employee of any dishonest or deceitful act during the course of his employment with the Company; (ii) the breach by Employee of Sections 9 or 10 of this Agreement; (iii) the conviction of Employee of any felony, or a misdemeanor involving fraud, dishonest conduct or moral turpitude; (iv) the engaging by Employee in personal illegal conduct which, in the reasonable judgment of the Company, places the Company or any of its affiliates, by association with Employee, in disrepute; (v) the reasonable determination of the Company's Board of Directors that Employee has engaged in intentional misconduct, substantial neglect of his duties, or has failed to follow reasonable and lawful written directives of the Board of Directors; or (vi) any attempt by Employee to obtain a personal profit from any transaction in which Employee has an interest adverse to the Company unless such adverse interest and the potential profit is disclosed in writing and delivered to and approved by the Board in advance of such transaction including any unauthorized compensation by Employee obtained in connection with the Company's business or potential business.

                           The Employee will be given the right to cure an alleged "for cause" problem under 5 (d) (v) for a period of 30 days from the date Company gives notice of the conduct or performance giving rise to such act of Cause; or

                  (e) Termination by the Company without Cause, in which event the Company Paragraphs 10(a) and 10(b) shall be null and void and all options granted to Employee shall immediately vest.

                           Any termination pursuant to subparagraph (b), (c),
                           (d) or (e) of this Section shall be communicated by a written notice ("Notice of Termination"), such notice to set forth with specificity the grounds for termination if the result of "Cause". Employee's employment under this Agreement shall be deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subparagraph (a) above, on the date of his death; (ii) if Employee's employment is terminated pursuant to subparagraph
                           (b), (d) or (e) above, on the date on which Notice of Termination is given; and (iii) if Employee's employment is terminated pursuant to subparagraph (c) above, thirty (30) days after the date on which a Notice of Termination is given, unless the Company shall select a sooner date at its sole and absolute discretion. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination".

         6. PAYMENTS ON TERMINATION. In the event that Employee's employment is terminated pursuant to Section 5 above, the Company shall pay to Employee his compensation under Section 4(a) above through the Date of Termination.

         7. LIFE INSURANCE. If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company to obtain life insurance on the life of Employee for the benefit of the Company.

         8. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to the Company that he is under no contractual or other restriction or obligation, which would prevent the performance of his duties hereunder or interfere with the rights of the Company hereunder.

         9.       DISCLOSURE AND PROTECTION OF CONFIDENTIAL INFORMATION.

                  (a) For purposes of this Agreement, "Confidential Information" means knowledge, information and material which is proprietary to the Company, of which Employee may obtain knowledge or access through or as a result of his employment by the Company (including information conceived, originated, discovered or developed in whole or in part by Employee during his employment with the Company). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, strategies, analytical models, improvements, inventions, computer programs, drawings, patents, and experimental and development work techniques, and (ii) marketing and other information, such as supplier lists, customer lists, lists of prospective customers and acquisition targets, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licensees or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company. Notwithstanding the foregoing, any information which is or becomes available to the general public otherwise than by breach of this Section 9 shall not constitute Confidential Information for purposes of this Agreement.

                  (b) During the term of this Agreement and thereafter, Employee agrees, to hold in confidence all Confidential Information and not to use such information for Employee's own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose, except in the course of Employee's work for the Company.

                  (c) Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by the Company for the protection of Confidential Information, and will inform the Company of any defects in, or improvements that could be made to, such rules and regulations.

                  (d) Employee will notify the Company in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.

                  (e) Upon termination of employment, Employee will deliver to the Company any and all records and tangible property that contain Confidential Information that are in his possession or under his control.

         10.      COVENANT NOT TO SOLICIT.

                  (a) During the Service Period and for a period of one (1) year after termination of employment, except with respect to the employees in the Atlanta Division, Employee will not, directly or indirectly, solicit or induce any other employee of the Company or any parent or affiliate to leave his or her employment, or solicit or induce any consultant or independent contractor to sever that person's relationship with the Company.

                  (b) If any court shall determine that the duration or geographical limit of any covenant contained in this Section 10 is unenforceable, it is the intention of the parties that covenant shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only in the jurisdiction of the court that has made such adjudication.

                  (c) Employee acknowledges and agrees that the covenants contained in Sections 9 and 10 hereof are of the essence in this Agreement, that each of such covenants is reasonable and necessary to protect and preserve the interests, properties, and business of the Company, and that irreparable loss and damage will be suffered by the Company should Employee breach any of such covenants. Employee further represents and acknowledges that he shall not be precluded from gainful engagement in a satisfactory fashion by the enforcement of these provisions.

         11. AVAILABILITY OF INJUNCTIVE RELIEF. Employee acknowledges and agrees that any breach by him of the provisions of Sections 9 or 10 hereof will cause the Company irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that the Company shall be entitled to seek injunctive and/or other equitable relief, on a temporary or permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof. Nothing herein shall be construed as a waiver by the Company of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of it.

         12. SURVIVAL. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

         13. NOTICES. Any notice required or permitted hereunder shall be deemed validly given if delivered by hand, verified overnight delivery, or by first class, certified mail to the following addresses (or to such other address as the addressee shall notify in writing to the other party):

         If to Employee:            Paul T. Mannion, Jr.
                                    4390 Riverbottom Drive
                                    Norcross, Ga 30092


         If to the Company:         vFinance.com, Inc.
                                    6600 N. Andrews Avenue, Suite 304
                                    Ft. Lauderdale, Florida 33309
                                    Attention: President

         with a copy to:            Leslie J. Croland, Esq.
                                    Steel Hector Davis
                                    200 S. Biscayne Boulevard
                                    Miami, Florida 33131

         14. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

         15. BINDING EFFECT. The Company's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

         16. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         17. GOVERNING LAW; VENUE. This Agreement is to be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Florida, without giving effect to any choice of laws principles. In the event of any litigation arising out of or relating to this Agreement, exclusive venue shall be in Broward County, Florida.

         18. ENTIRE AGREEMENT AND CANCELLATION OF PRIOR EMPLOYMENT AGREEMENT. This writing constitutes the binding and entire agreement of the parties superseding and extinguishing all prior agreements or understandings regarding the subject matter hereof including the August 18, 2000 and December 18, 2000 Employment Agreement Amended and Restated ("Cancelled Agreements"). All Second Tranche Shares and Shares as described in such Cancelled Agreements are also hereby returned to the Company and the Promissory Note is hereby cancelled. This writing may not be modified without the written agreement by the parties.

         19. ARBITRATION. Any controversy or claim arising out of, or related to this Agreement or the Promissory Note in Schedule B, or breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association sitting in Ft. Lauderdale, Florida. Any judgment or award rendered by such arbitrator(s) may be entered into with a court of competent jurisdiction as a final judgment and adjudication.

         20. INVALIDITY. The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

         21. ATTORNEYS' FEES. In the event any dispute or litigation arises hereunder between any of the parties hereto, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys' fees and costs incurred before and at any trial or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding.

         25. CHANGE IN CONTROL. In the event there is a change of control of the Company, all unvested options shall immediately vest and be payable to Employee. In the event of a "Change of Control" or a sale of all or substantially all of the assets of the Corporation, then all non-vested Options shall immediately vest. For purposes of this Agreement, "Change of Control" shall mean (i) the occurrence of any event or transaction or series thereof pursuant to which any person or group (as used in Rule 13(d)-1 of the Securities Exchange Act of 1934, acquires beneficial ownership or control in excess of fifty percent (50%) of the outstanding voting shares of the Company, or (ii) that the directors of the Company as serving on its Board of Directors on the date immediately preceding such event or transaction or series thereof shall, in the aggregate, represent less than fifty percent (50%) of the Board of Directors after such event or transaction or series thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                      EMPLOYER:

                                      VFINANCE.COM, INC., a Delaware corporation


                                      By: /s/ LEONARD J. SOKOLOW
                                          --------------------------------------
                                      Title: Chief Executive Officer


                                      EMPLOYEE:


                                      /s/ PAUL T. MANNION, JR.
                                      ------------------------------------------
                                      Paul T. Mannion, Jr.

                                   SCHEDULE A

SALARY :

DIVISION AVAILABLE CASH AND NON-CASH COMPENSATION:

The determination of Available Cash from Net Operating Income of the ATLANTA Division of the Company (hereinafter called the "Division Available Cash") shall be determined in accordance with the following business rules:

1. The calculation of Division Available Cash will be made by the Company on a monthly basis not later than the 15th day of the each month for the preceding calendar month.

2. Employee shall have the right, during reasonable business hours, to meet with representatives of the Company concerning this calculation and shall have reasonable access to books and records of the Company to validate the calculations.

3. The formula for the calculation of the "ATLANTA Division Available Cash" shall be the following:

                  + ATLANTA DIVISION ATTRIBUTED CASH REVENUES
                  -   DIVISIONAL PROFIT CARVE OUT
                  -   ATLANTA DIVISION EXPENSES
                  -   REASONABLE RESERVES
                  = ATLANTA DIVISION AVAILABLE CASH

                  Where,

                  "ATLANTA DIVISION ATTRIBUTED CASH REVENUES" means 100% of the cash receipts during the month from fees, retainers or other income streams plus 100% of the non-cash compensation (INCLUDING, WITHOUT LIMITATION WARRANTS, STOCK OPTIONS AND STOCK OR SECURITIES), attributable to ATLANTA Division work (less referral fees, finders fees and fee sharing to third parties or other divisions or affiliates of the Company).

                  "DIVISIONAL PROFIT CARVE OUT" shall mean 35% of the ATLANTA Division Attributed Cash Revenues.

                  "ATLANTA DIVISION EXPENSES" shall mean direct and indirect expenses reasonably allocated by the Company for the current level of operations of the ATLANTADivision including, but not limited to, salaries taxes, allocable rent, utilities, phone, etc.

                  ANY EXPENSES RELATING TO ADVERTISING OR MARKETING EXPENSES OR FUTURE EXPENSES ASSOCIATED WITH THE EXPANSION OF THE ATLANTA DIVISION SHALL NOT BE INCLUDED AS A ATLANTA DIVISION EXPENSE PROVIDED SUCH EXPENSES HAVE BEEN APPROVED IN ADVANCE BY THE COMPANY AND THE COMPANY HAS AGREED TO PAY FOR SUCH EXPENSES. IT IS AGREED THAT THE MONTHLY "INDIRECT"

                  EXPENSES OF THE COMPANY ALLOCABLE TO THE ATLANTA DIVISION SHALL NOT BE GREATER THAN $500.00.

                  "REASONABLE RESERVES" shall mean, in the context of current facts and circumstances, the appropriate reserve of not less than two months based on recurring monthly expenses of the ATLANTA Division for future contingencies and demands on cash resources attributable to the operations of the ATLANTA Division.

4. It is agreed that all salaries and bonuses for employees of the ATLANTA Division will be paid from ATLANTA Division Available Cash if not approved in advance by the Company and the Company has agreed to pay for such salaries and bonuses. Mr. Derrick Huggins' shall be deemed an ATLANTA Division Expense.

5. It is the intention of all parties that all distributions of ATLANTA Division Available Cash shall be made on a cumulative basis such that periods of operating loss for the Division, resulting in negative ATLANTA Division Available Cash, are first offset in full against periods of positive ATLANTA Division Available Cash.

6. ATLANTA Division Available Cash shall be allocated and paid to the employees of the ATLANTA Division as determined by the mutual agreement of the Company and Employee (or the principal executive officer of the ATLANTA Division in the event Employee is not an employee of the ATLANTA Division).

                                   SCHEDULE B
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT is entered into as of January 23, 2001 by and between PAUL MANNION ("Optionee") and VFINANCE.COM, INC., a Delaware corporation (the "Corporation").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Optionee and the Corporation have concurrently herewith entered into a certain Employment Agreement (the "Employment Agreement"); and

         WHEREAS, the Corporation desires to grant to Optionee the option to acquire shares of common stock, $.01 par value, of the Corporation (the "Common Stock") upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, Optionee and the Corporation hereby agree as follows:

         1.       (a)      GRANT OF THE OPTIONS. Subject to the terms and
conditions of this Agreement, the Corporation hereby grants to Optionee the right to purchase (individually referred to as the "Option" or collectively referred to as the "Options") from the Corporation 1,279,722 shares of the Common Stock (the "Option Shares"), subject to the following vesting schedule, at the per share purchase price equal to $.63, the closing price of the Corporation's Common Stock on January 23, 2001:

                           Option Shares shall vest in 8 equal tranches on June
30th and December 31st of 2001, 2002, 2003 and 2004, respectively.

         2. RIGHTS OF OPTIONEE. Optionee by virtue of holding the Options to purchase the Option Shares shall not have any rights to any dividends to be distributed by the Corporation to the shareholders or any other rights of a shareholder in the Corporation with respect to any of the Option Shares until Optionee exercises the Option to purchase the Option Shares pursuant to Section 5 of this Agreement.

         3. TRANSFERABILITY OF THE OPTIONS. The Options may not be assigned, transferred, or otherwise disposed of, or pledged or hypothecated or in any way be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Options attempted contrary to the provisions of this Agreement or any levy, execution, attachment or other process attempted upon the Options will be null and void and without effect.

         4. EXERCISE OF THE OPTIONS. The Option to purchase the Option Shares shall be exercisable upon the terms and conditions hereinafter set forth:

                  Subject to the terms and conditions of this Agreement, the Option to purchase the Option Shares shall be exercisable by Optionee upon delivery of notice to the Corporation (the "Exercise Notice") in accordance with the procedure prescribed in this Section 4. The Exercise Notice shall state that Optionee has elected to exercise the Option or any portion thereof. The Option may be exercised by the Optionee, in whole or in part, by the delivery of the Exercise Notice to the office of the Corporation, and by payment to the Corporation of the Purchase Price in cash or by wire transfer, for each share being purchased. Upon the exercise of the Option, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be promptly delivered to the holder hereof within a reasonable time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of the Option shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Exercise Notice was delivered and payment of the Purchase Price was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         5.       ACCELERATED VESTING AND EXERCISE PERIOD.

                  a. DEATH OR DISABILITY. In the event of Optionee's death or Disability while employed with the Corporation prior to Optionee's vesting or exercise of all of the Options, then all of the Options shall become immediately vested and exercisable. For purposes hereof, "Disability" shall mean Optionee's failure to perform his employment duties with the Company for a continuous three month period, or an aggregate of four months during any six month period, as a result of ANY illness or accident, as verified by at least two U.S. licensed medical doctors reasonably acceptable to the Company.

                  b. CESSATION OF EMPLOYMENT. Notwithstanding anything to the contrary contained herein, in the event that Optionee ceases to be employed by the Corporation for any reason other than Optionee's death, Disability or termination by the Company without cause (as defined within the Employment Agreement) (the date of Optionee's cessation of employment shall be referred to as the "Cessation Date"), then all non-vested Options shall expire and be forfeited on the Cessation Date. In the event that the Company terminates Optionee's employment without cause, then all non-vested Options shall immediately vest as of the Cessation Date.

                  c. CHANGE OF CONTROL. In the event of a "Change of Control" or a sale of all or substantially all of the assets of the Corporation, then all non-vested Options shall immediately vest. For purposes of this Agreement, "Change of Control" shall mean (i) the occurrence of any event or transaction or series thereof pursuant to which any person or group (as used in Rule 13(d)-1 of the Securities Exchange Act of 1934) acquires beneficial ownership or control in excess of 50% of the outstanding voting shares of the Company, or (ii) that the directors of the Company serving on its Board of Directors on the date immediately preceding such event or transaction or series thereof shall, in the aggregate, represent less than fifty percent (50%) of the Board of Directors after such event or transaction or series thereof.

         6. RESERVATION OF SHARES. The Corporation covenants and agrees that at all times that this Stock Option Agreement shall be in effect it shall have authorized, and reserved,

Common Stock of the Corporation sufficient for the exercise of the Options and the purchase of Common Stock by Optionee.

         7. SUBSTITUTION OF THIS AGREEMENT UPON ADOPTION OF QUALIFIED STOCK OPTION PLAN. It is possible that the Corporation will, within twelve (12) months from the date of this Agreement, adopt a Qualified Stock Option Plan for members of its senior executive management, including Optionee. In the event of such adoption, the Corporation agrees upon written request from Optionee to amend this Agreement so as to cancel all unvested option rights set forth herein, PROVIDED, HOWEVER that the same economic terms (including numbers of share options, vesting periods and price) remain the same with respect to Optionee, and are granted to Optionee, pursuant to the terms of the adopted Qualified Stock Option Plan. All rights existing as to vested Stock Options as set forth herein shall remain in effect notwithstanding the adoption of a Qualified Stock Option Plan.

         8. INVESTMENT. Optionee acknowledges that the Option Shares are not being offered pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or any other securities laws. Optionee acknowledges that the Option Shares are being acquired for Optionee's own account for investment purposes only and not with a view to, or for sale in connection with, any public distribution thereof and will not sell, or offer to sell or otherwise dispose, of any interest in the Option Shares acquired by Optionee in violation of the Act. Optionee has had substantial experience in business and financial matters and in making investments of the type contemplated by this Agreement, is capable of evaluating the merits and risks of the purchase of the Option Shares and is able to bear the economic risks of such investment.

         9. LIQUIDITY. Although there can be no assurance that the Option Shares will be registered under the Act, that an exemption from such registration will be available, or that there will be a market for the Option Shares in the future, the Corporation agrees to use its best efforts to enable and facilitate Optionee's sale or disposition of the Option Shares in compliance with the Act at the earliest date reasonably practicable. Furthermore, Optionee is hereby granted registration rights as described in Exhibit "A" attached hereto and incorporated herein.

         10. ADJUSTMENTS. In the event of a stock dividend, stock split, share combination, recapitalization, merger, consolidation or reorganization of or by the Corporation, the number or class of shares purchasable (and purchase price per share) upon exercise of the Option immediately prior thereto shall be adjusted so that Optionee shall be entitled to receive the kind and number of shares or other securities which Optionee would have owned or have been entitled to receive after the happening of any of the events described above, had the Option been exercised immediately prior to the happening of any of such events or any record date with respect thereto. Any adjustment made pursuant to this Section shall become effective immediately after the effective date of such events retroactive to the record date, if any, for such events. In the event that any director, officer or employee of the Company shall hereafter be granted options or warrants with antidilution provisions in addition to the foregoing adjustment provision, then Optionee shall be deemed to have been granted the same antidilution provisions with respect to the Options granted by this Agreement. In the event of the grant of more than one such future antidilution provisions, then Optionee shall be deemed to have been granted the most favorable of such antidilution provisions thereof.

         11. NOTICES. Any notice required or permitted hereunder shall be deemed validly given if delivered by hand, verified overnight delivery, or by first class, certified mail to the following address of Optionee (or to such other address as Optionee may notify in writing to Corporation):

         If to Optionee:          Paul T. Mannion, Jr.
                                  4390 Riverbottom Drive
                                  Norcross, Ga 30092

         If to the Company:       vFinance.com, Inc.
                                  3010 N. Military Trail, Suite 300
                                  Boca Raton, Florida  33431
                                  Attention: President


         12. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit and shall be binding upon the successors, heirs, legal representatives and permitted assigns of the parties hereto.

         13. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

         14. GOVERNING LAW; VENUE. This Agreement will be covered and construed under the laws of the State of Florida, without giving effect to rules governing conflicts of law, with proper venue with respect to all disputes related to this Agreement being Broward County, Florida.

         15. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      THE CORPORATION:

                                      VFINANCE.COM, INC., a Delaware corporation

                                      By: /s/ LEONARD J. SOKOLOW
                                          --------------------------------------
                                          Title: Chief Executive Officer


                                      OPTIONEE:


                                      /s/ PAUL MANNION
                                      ------------------------------------------
                                      Printed Name: Paul Mannion

                                   EXHIBIT "A"

                               REGISTRATION RIGHTS

Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Employment Agreement to which this Exhibit A is attached.

         PIGGY-BACK REGISTRATION RIGHTS. If at any time commencing after January 23, 2001 until the expiration of the Option (the "Registration Period"), vFinance.com, Inc. (the "Company") proposes to register any of securities under the Securities Act (other than registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or dividend investment plan, a registration of stock proposed to be issued in exchange for securities or assets of, or in connection with the merger or consolidation with, another person or entity , or a registration of stock proposed to be issued in exchange for securities of such other person or entity), the Company shall give prompt written notice thereof to the Holder and, upon the written request made within ten (10) days after the Holder and, upon receipt of such notice, the Company shall use its best efforts to effect as part of such registration the registration under the Securities Act of that number of the Option shares ("Option Shares") which the Holder requests the Company to register, provided that if the registration relates to a firm commitment, underwritten public offering, the managing underwriter of the Company's public offering, if any, shall be of the opinion that the inclusion in such registration of such number of Option Shares will not interfere with the successful marketing of all of the Company's securities being registered. If the managing underwriter, if any, reasonably requests the Holder to reduce in whole or in part the number of Option Shares sought or be registered by the Holder, the Holder shall comply with the request of the managing underwriter. In any underwritten offering, the Holder shall sell the Option Shares registered as part of such underwritten offering to the underwriters of such offering on the same terms and conditions as apply to the Company. In connection with any registration pursuant to this Section (a), the Holder shall provide the Company with such information regarding the Holder and the distribution of the Option Shares as the Company and the managing underwriter shall reasonably request for use in the registration statement relating to such offering. The Company shall pay all costs and expenses of the Holder. The Company shall not be obliged to effect registration under the Securities Act pursuant to this Section (a) on more than one occasion; PROVIDED, HOWEVER, that this limitation shall not apply if the number of shares requested to be registered by the Holder shall have been reduced pursuant to the second sentence of this Section (a) unless and until the occurrence of an occasion on which the shares requested by the Holder to be registered have not been so reduced.